Exhibit 99.1

DSS Acquires 25.1% of Alset International Limited

DSS adds True Partner Capital with $1.7B AUM into DSS Securities; greatly enhancing the portfolio of the finance and asset management division of DSS

ROCHESTER, N.Y., Jan. 19, 2022 (GLOBE NEWSWIRE) -- DSS, Inc. (“DSS” or the “Company”) (NYSE American: DSS), a multinational company with nine operating business lines in diverse, high-growth industries, entered into a stock purchase agreement (the “AIL Subscription Agreement”) on January 18, 2022, with its shareholder Alset EHome International Inc. (“AEI”), which currently owns 15.24% of the Company’s outstanding shares of common stock, pursuant to which AEI sold to the Company 877,248,065 ordinary shares, no par value per share, of Alset International Limited for a purchase price of 59,979,582 newly issued shares of the Company’s common stock. Following the closing of this transaction, AEI will own 55.52% of the Company’s outstanding shares of common stock and will be the majority shareholder of the Company.

On January 18, 2022, the Company entered into a stock purchase agreement (the “True Partners Subscription Agreement”) with AEI, pursuant to which AEI sold to the Company 100% of the shares of common stock of its wholly owned subsidiary True Partner International Limited (HK) (“TP”), and all of TP’s 62,122,908 ordinary shares of True Partner Capital Holding Limited (“True Partner”), for a purchase price of 11,397,080 newly issued shares of the Company’s common stock.

The closings of these transactions are subject to approval of the NYSE and the Company’s stockholders. Transaction details will be filed in an 8-K with the U.S. Securities and Exchange Commission

Frank D. Heuszel, DSS CEO, stated, “We see tremendous promise in the potential of our securities business and these investments will help to accelerate growth of this and other key segments. True Partner’s active global volatility arbitrage fund has assets under management in excess of $1.7 billion. Its investment base spans high net worth individuals, pensions, endowments, and family offices, and we look forward to leveraging their existing platform to deliver innovative, customized solutions to these customers. We have positioned DSS Securities to be a major player in the securities, finance, and fund management sector.” Heuszel added, “We are thrilled to now own more than 25% of Alset International, which brings to the table a diverse group of businesses in ehome community development, SPAC management, food & beverage, direct sales, asset management, and information technology.”

About DSS, Inc.

DSS is a multinational company operating business segments in blockchain security, direct marketing, healthcare, consumer packaging, real estate, renewable energy, securitized digital assets, securities trading and fund management, and banking, lending, and finance. Its business model is based on a distribution sharing system in which shareholders receive shares in its subsidiaries as DSS strategically unlocks value through IPO spin offs. Under new leadership since 2019, DSS has built the necessary foundation for sustainable growth through the acquisition and formation of a diversified portfolio of companies positioned to drive profitability in five high-growth sectors. These companies offer innovative, flexible, and real-world solutions that not only meet customer needs, but create sustainable value and opportunity for transformation.

For more information on DSS visit http://www.dssworld.com.

Investor Contact:

Dave Gentry, CEO

RedChip Companies Inc.

407-491-4498

Dave@redchip.com

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the Company’s intended use of proceeds and other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of development activities; our ability to attract, integrate and retain key personnel; our need for substantial additional funds; patent and intellectual property matters; competition; as well as other risks described in the section entitled “Risk Factors” in the prospectus and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations, and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.